Exhibit 99.1

Hercules Offshore, Inc. Announces Fourth Quarter and Full Year 2015 Results

HOUSTON, March 30, 2016 -- Hercules Offshore, Inc. (Nasdaq: HERO) today reported a net loss of $361.8 million, or $2.24 per diluted share, on revenue of $27.5 million for the period from October 1, 2015 to November 6, 2015 for the Predecessor Company, and a net loss of $23.7 million, or $1.18 per diluted share, on revenue of $32.4 million for the period from November 6, 2015 to December 31, 2015 for the Successor Company. Upon emergence from Chapter 11 bankruptcy on November 6, 2015, Hercules adopted fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to “Successor” relate to the financial position of the reorganized Hercules as of and subsequent to November 6, 2015. References to “Predecessor” refer to the financial position of Hercules as of and prior to November 6, 2015 and the results of operations through November 6, 2015. As a result of the application of fresh start accounting and the effects of the implementation of the Plan of Reorganization, the financial statements on or after November 6, 2015 are not comparable with the financial statements prior to that date.

As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, Predecessor results for the period from October 1, 2015 to November 6, 2015 include a net charge of approximately $345.6 million, or $2.14 per diluted share, consisting primarily of a $342.7 million charge for reorganization items. Successor results for the period from November 6, 2015 to December 31, 2015 include a charge for reorganization items of $1.3 million, or $0.06 per diluted share. For the fourth quarter 2014, the Predecessor reported a net loss of $154.1 million, or $0.96 per diluted share, on revenue of $178.7 million. Predecessor results for the fourth quarter 2014 include a non-cash impairment charge of property and equipment for $117.0 million, or $0.73 per diluted share.
For the period from January 1, 2015 to November 6, 2015, the Predecessor reported a net loss of $602.5 million, or $3.73 per diluted share, on revenue of $303.2 million, and a net loss of $23.7 million, or $1.18 per diluted share, on revenue of $32.4 million for the period from November 6, 2015 to December 31, 2015 for the Successor. For the twelve month period ending December 31, 2014, the Predecessor reported a net loss of $216.1 million, or $1.35 per diluted share, on revenue of $900.3 million. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, Predecessor results for the period from January 1, 2015 to November 6, 2015 include a net charge of approximately $384.3 million, or $2.38 per diluted share, primarily related to reorganization, restructuring and financing items. Predecessor results for the twelve month period ending December 31, 2014 include a net charge of approximately $196.8 million, or $1.23 per diluted share, consisting of a $199.5 million non-cash impairment charge of property and equipment, a $22.6 million net gain on the sale of cold stacked drilling rigs, and a $19.9 million charge related to retirement of our 7.125% senior secured notes and issuance of our 6.75% senior notes.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “We closed out 2015 with the drilling industry at its weakest point in over 30 years, driven by the sharp decline in the price of crude oil. Both our rig and liftboat segments in all regions have been negatively impacted. In an effort to realign our cost structure to better reflect the weak environment, we have made significant reductions to our organization and capital spending programs, and will continue to be vigilant with our cost curtailment efforts. As previously disclosed, we are also working diligently with our Board of Directors and advisors on reviewing our strategic alternatives to maximize the value of the Company.
“Looking into 2016 and beyond, we do not expect business conditions to rebound without a material and sustained rally in oil prices. The duration of this low commodity price environment is uncertain, which places greater emphasis on liquidity and drove us to proactively restructure our balance sheet last year. We emerged from our restructuring process with significantly less debt and over $500 million in cash, including $200 million reserved for the final shipyard payment on our newbuild rig the Hercules Highlander. Construction of the Hercules Highlander is progressing as scheduled, with delivery expected during the second quarter 2016. We are working closely with our customer, Maersk Oil & Gas, and the shipyard to ensure timely delivery and acceptance of the rig prior to its departure to the U.K. North Sea, where it will commence on its five-year contract.”
Domestic Offshore
Revenue generated from Domestic Offshore by the Predecessor for the period from October 1, 2015 to November 6, 2015 was $10.3 million, and $9.9 million for the period from November 6, 2015 to December 31, 2015 for the Successor. Fourth quarter 2014 Predecessor revenue was $90.2 million. The 78% decrease in revenue was driven largely by lower dayrates and utilization on a reduced rig fleet. Operating expense reported by the Predecessor for the period from October 1, 2015 to November 6, 2015 was $5.4 million and $9.0 million for the period from November 6, 2015 to December 31, 2015 for the Successor. Fourth quarter 2014 Predecessor operating expense was $59.3 million. The 76% decline in operating expense is largely attributable to a reduction in the number of marketed rigs in operation. Domestic Offshore reported nearly breakeven operating income by the Predecessor for the period from October 1, 2015 to November 6, 2015 and an operating loss of $0.6 million for the period from November 6, 2015 to December 31, 2015 for the Successor. Fourth quarter 2014 Predecessor reported an operating loss of $104.2 million for Domestic Offshore, including a non-cash asset impairment charge of property and equipment for $117.0 million.
International Offshore
Revenue generated from International Offshore by the Predecessor for the period from October 1, 2015 to November 6, 2015 was $12.4 million and $17.3 million for the period from November 6, 2015 to December 31, 2015 for the Successor. Fourth quarter 2014 Predecessor revenue was $64.6 million. The 54% decrease in revenue was primarily due to lower contracted dayrates for the rigs working for Saudi Aramco and idle time on the Hercules 208, Hercules 267 and Hercules Resilience, partially offset by full utilization on the Hercules 260. Operating expense reported by the Predecessor for the period from October 1, 2015 to November 6, 2015 was $13.3 million and $14.4 million for the period from November 6, 2015 to December 31, 2015 for the Successor. Fourth quarter 2014 Predecessor operating expense was $54.0 million. The 49% decline in operating expense was primarily driven by cost reduction measures on the idle rigs as well as higher fourth quarter 2014 expense related to the mobilization cost of the Hercules Triumph to the North Sea. International Offshore reported an operating loss of $10.3 million by the Predecessor for the period from October 1, 2015 to November 6, 2015 and an operating loss of $1.6 million for the period from November 6, 2015 to December 31, 2015 for the Successor. Fourth quarter 2014 Predecessor reported an operating loss of $11.0 million for International Offshore.
International Liftboats
Revenue generated from International Liftboats by the Predecessor for the period from October 1, 2015 to November 6, 2015 was $4.8 million and $5.3 million for the period from November 6, 2015 to December 31, 2015 for the Successor. Fourth quarter 2014 Predecessor revenue was $23.8 million. The 58% decrease in revenue was driven primarily by lower dayrates and utilization. Operating expense reported by the Predecessor for the period from October 1, 2015 to November 6, 2015 was $3.8 million and $6.3 million for the period from November 6, 2015 to December 31, 2015 for the Successor. Fourth quarter 2014 Predecessor operating expense was $16.1 million. The 38% decline in operating expense reflects our cost reduction measures and lower activity levels. International Liftboats reported an operating loss of $1.4 million by the Predecessor for the period from October 1, 2015 to November 6, 2015 and an operating loss of $3.2 million for the period from November 6, 2015 to December 31, 2015 for the Successor. Fourth quarter 2014 Predecessor reported operating income of $0.9 million for International Liftboats.
Reorganization Items
For the period from October 1, 2015 to November 6, 2015, the Predecessor incurred $342.7 million of Reorganization Items, consisting of a $1.0 billion non-cash adjustment of assets due to the application of fresh start accounting, a $686.6 million non-cash gain on the settlement of liabilities subject to compromise, and $10.0 million of other items related to the reorganization, principally professional fees. For the period from November 6, 2015 to December 31, 2015, the Successor incurred $1.3 million of Reorganization Items, primarily for professional fees.

Costs incurred associated with our financing and restructuring activities consisted of the following (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Period from November 6, 2015 to December 31, 2015	Period from October 1, 2015 to November 6, 2015	Period from November 6, 2015 to December 31, 2015	Period from January 1, 2015 to November 6, 2015

Reorganization Items:
Non-cash net loss due to fresh start accounting adjustments	$—	$1,019,255	$—	$1,019,255
Non-cash gain on settlement of liabilities subject to compromise (debt forgiveness)	—	(686,559)	—	(686,559)
Non-cash charge related to write-off of unamortized debt issuance costs	—	—	—	11,535
Professional fees	1,330	10,045	1,330	12,819
Total Reorganization Items	$1,330	$342,741	$1,330	$357,050

Professional fees related to the Reorganization:
Costs incurred prior to Bankruptcy Petition (General and Administrative Expense)	$—	$—	$—	$18,879
Costs incurred post Bankruptcy Petition (Reorganization Items)	1,330	10,045	1,330	12,819
Total Professional fees related to Reorganization	$1,330	$10,045	$1,330	$31,698

Non-GAAP
References in the Selected Financial and Operating Data tables to the change and the percentage change combine the Successor Company and Predecessor Company results for the quarter and year ended December 31, 2015 in order to provide comparability of such information to the quarter and year ended December 31, 2014. While this combined presentation is a non-GAAP presentation for which there is no comparable GAAP measure, management believes that providing this financial information is the most relevant and useful method for making comparisons to the quarter and year ended December 31, 2014.
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for additional meaningful information. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted net income figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, revenue, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the tables that follow the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Revenue, Operating Income, Net Income and Diluted Income per Share.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CT (11:00 a.m. ET) on March 31, 2016, to discuss its fourth quarter and full year 2015 financial results. To participate in the call, dial +1 (855) 865-4806 (Domestic) or +1 (262) 912-6154 (International) and reference access code 75252935 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on March 31, 2016, beginning at 1:00 p.m. CT (2:00 p.m. ET), through April 7, 2016. The phone number for the conference call replay is +1 (855) 859-2056 (Domestic) or +1 (404) 537-3406 (International) with access code 75252935. Additionally, the recorded conference call will be accessible through our website at http://www.herculesoffshore.com for 7 days after the conference call.

About Hercules Offshore, Inc.
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 27 jackup rigs, including one rig under construction, and 19 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore's most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC's website at http://www.sec.gov or the Company's website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:

Son P. Vann
Vice President, Corporate Development and Treasurer
+1 (713) 350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	Successor	Predecessor
	December 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$330,780	$207,937
Accounts Receivable, Net	63,668	166,359
Prepaids	11,740	19,585
Current Deferred Tax Asset	—	4,461
Other	4,015	5,955
	410,203	404,297
Property and Equipment, Net	465,497	1,574,749
Restricted Cash	200,000	—
Other Assets, Net	32,440	23,361
	$1,108,140	$2,002,407
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$43,616	$52,952
Accrued Liabilities	49,108	66,090
Interest Payable	—	32,008
Other Current Liabilities	6,148	13,406
	98,872	164,456
Long-term Debt	428,715	1,210,919
Deferred Income Taxes	—	4,147
Other Liabilities	16,622	7,854
Commitments and Contingencies
Stockholders' Equity	563,931	615,031
	$1,108,140	$2,002,407

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Successor	Predecessor
	Period from November 6, 2015 to December 31, 2015	Period from October 1, 2015 to November 6, 2015	Three Months Ended December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$32,442	$27,534	$178,670
Costs and Expenses:
Operating Expenses	29,675	22,428	129,462
Asset Impairment	—	—	117,001
Depreciation and Amortization	4,534	14,765	42,826
General and Administrative	7,120	7,295	14,703
	41,329	44,488	303,992
Operating Loss	(8,887)	(16,954)	(125,322)
Other Income (Expense):
Interest Expense	(7,939)	—	(24,978)
Reorganization Items, Net	(1,330)	(342,741)	—
Other, Net	(4,785)	13	(235)
Loss Before Income Taxes	(22,941)	(359,682)	(150,535)
Income Tax Provision	(728)	(2,096)	(3,584)
Net Loss	$(23,669)	$(361,778)	$(154,119)

Net Loss Per Share - Basic and Diluted	$(1.18)	$(2.24)	$(0.96)

Weighted Average Shares Outstanding - Basic and Diluted	19,989	161,641	160,816

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
ANNUAL CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Successor	Predecessor
	Period from November 6, 2015 to December 31, 2015	Period from January 1, 2015 to November 6, 2015	Twelve Months Ended December 31, 2014
	(Unaudited)	(Unaudited)
Revenue	$32,442	$303,206	$900,251
Costs and Expenses:
Operating Expenses	29,675	271,988	543,236
Asset Impairment	—	—	199,508
Depreciation and Amortization	4,534	126,963	170,898
General and Administrative	7,120	79,884	75,108
	41,329	478,835	988,750
Operating Loss	(8,887)	(175,629)	(88,499)
Other Income (Expense):
Interest Expense	(7,939)	(61,173)	(99,142)
Loss on Extinguishment of Debt	—	(1,884)	(19,925)
Reorganization Items, Net	(1,330)	(357,050)	—
Other, Net	(4,785)	284	(39)
Loss Before Income Taxes	(22,941)	(595,452)	(207,605)
Income Tax Provision	(728)	(7,042)	(8,505)
Net Loss	$(23,669)	$(602,494)	$(216,110)

Net Loss Per Share - Basic and Diluted	$(1.18)	$(3.73)	$(1.35)

Weighted Average Shares Outstanding - Basic and Diluted	19,989	161,430	160,598

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Successor	Predecessor
	Period from November 6, 2015 to December 31, 2015	Period from January 1, 2015 to November 6, 2015	Twelve Months Ended December 31, 2014
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(23,669)	$(602,494)	$(216,110)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	4,534	126,963	170,898
Stock-Based Compensation Expense	26	6,922	8,348
Deferred Income Taxes	16	1,931	(7,691)
Provision for Doubtful Accounts Receivable	1,855	7,665	5,627
(Gain) Loss on Disposal of Assets, Net	(28)	970	(22,598)
Asset Impairment	—	—	199,508
Non-Cash Reorganization Items, Net	—	344,231	—
Non-Cash Loss on Derivative	4,837	—	—
Other	342	2,146	4,810
Net Change in Operating Assets and Liabilities	(14,372)	102,065	(28,079)
Net Cash Provided by (Used in) Operating Activities	(26,459)	(9,601)	114,713
Cash Flows from Investing Activities:
Capital Expenditures	(5,066)	(78,097)	(147,522)
Increase in Restricted Cash	—	(200,000)	—
Insurance Proceeds Received	—	3,543	9,067
Proceeds from Sale of Assets, Net	78	9,697	35,135
Other	377	227	1,479
Net Cash Used in Investing Activities	(4,611)	(264,630)	(101,841)
Cash Flows from Financing Activities:
Long-term Debt Borrowings	—	436,500	300,000
Redemption of 7.125% Senior Secured Notes	—	—	(300,000)
Payment of Debt Issuance Costs	—	(8,356)	(3,914)
Other	—	—	573
Net Cash Provided by (Used in) Financing Activities	—	428,144	(3,341)
Net Increase (Decrease) in Cash and Cash Equivalents	(31,070)	153,913	9,531
Cash and Cash Equivalents at Beginning of Period	361,850	207,937	198,406
Cash and Cash Equivalents at End of Period	$330,780	$361,850	$207,937

HERCULES OFFSHORE, INC. AND SUBSIDIARIES QUARTERLY SELECTED FINANCIAL AND OPERATING DATA (Dollars in thousands, except per day amounts) (Unaudited)

	Successor	Predecessor
	(a)	(b)	(c)	(a) + (b) - (c)
	Period from November 6, 2015 to December 31, 2015	Period from October 1, 2015 to November 6, 2015	Three Months Ended December 31, 2014	Change	% Change
Domestic Offshore:
Number of rigs (as of end of period)	18	18	24
Revenue	$9,859	$10,347	$90,241	$(70,035)	(77.6)%
Operating expenses	8,966	5,408	59,304	(44,930)	(75.8)%
Asset impairment	—	—	117,001	(117,001)	n/m
Depreciation and amortization expense	1,097	4,466	16,628	(11,065)	(66.5)%
General and administrative expenses	404	484	1,490	(602)	(40.4)%
Operating loss	$(608)	$(11)	$(104,182)	$103,563	(99.4)%
International Offshore:
Number of rigs (as of end of period)	9	9	9
Revenue	$17,321	$12,394	$64,606	$(34,891)	(54.0)%
Operating expenses	14,395	13,251	54,013	(26,367)	(48.8)%
Depreciation and amortization expense	1,870	8,510	20,385	(10,005)	(49.1)%
General and administrative expenses	2,691	970	1,165	2,496	214.2%
Operating loss	$(1,635)	$(10,337)	$(10,957)	$(1,015)	9.3%
International Liftboats:
Number of liftboats (as of end of period)	19	19	24
Revenue	$5,262	$4,793	$23,823	$(13,768)	(57.8)%
Operating expenses	6,314	3,769	16,145	(6,062)	(37.5)%
Depreciation and amortization expense	1,567	1,539	4,895	(1,789)	(36.5)%
General and administrative expenses	626	918	1,845	(301)	(16.3)%
Operating income (loss)	$(3,245)	$(1,433)	$938	$(5,616)	n/m
Total Company:
Revenue	$32,442	$27,534	$178,670	$(118,694)	(66.4)%
Operating expenses	29,675	22,428	129,462	(77,359)	(59.8)%
Asset impairment	—	—	117,001	(117,001)	n/m
Depreciation and amortization expense	4,534	14,765	42,826	(23,527)	(54.9)%
General and administrative expenses	7,120	7,295	14,703	(288)	(2.0)%
Operating loss	(8,887)	(16,954)	(125,322)	99,481	(79.4)%
Interest expense	(7,939)	—	(24,978)	17,039	(68.2)%
Reorganization items, net	(1,330)	(342,741)	—	(344,071)	n/m
Other, net	(4,785)	13	(235)	(4,537)	n/m
Loss before income taxes	(22,941)	(359,682)	(150,535)	(232,088)	154.2%
Income tax provision	(728)	(2,096)	(3,584)	760	(21.2)%
Net loss	$(23,669)	$(361,778)	$(154,119)	$(231,328)	150.1%

HERCULES OFFSHORE, INC. AND SUBSIDIARIES ANNUAL SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Successor	Predecessor
	(a)	(b)	(c)	(a) + (b) - (c)
	Period from November 6, 2015 to December 31, 2015	Period from January 1, 2015 to November 6, 2015	Twelve Months Ended December 31, 2014	Change	% Change
Domestic Offshore:
Number of rigs (as of end of period)	18	18	24
Revenue	$9,859	$131,308	$497,209	$(356,042)	(71.6)%
Operating expenses	8,966	95,279	261,399	(157,154)	(60.1)%
Asset impairment	—	—	199,508	(199,508)	n/m
Depreciation and amortization expense	1,097	39,031	70,576	(30,448)	(43.1)%
General and administrative expenses	404	5,462	6,314	(448)	(7.1)%
Operating loss	$(608)	$(8,464)	$(40,588)	$31,516	(77.6)%
International Offshore:
Number of rigs (as of end of period)	9	9	9
Revenue	$17,321	$113,438	$291,486	$(160,727)	(55.1)%
Operating expenses	14,395	131,291	207,190	(61,504)	(29.7)%
Depreciation and amortization expense	1,870	71,033	75,672	(2,769)	(3.7)%
General and administrative expenses	2,691	6,225	8,322	594	7.1%
Operating income (loss)	$(1,635)	$(95,111)	$302	$(97,048)	n/m
International Liftboats:
Number of liftboats (as of end of period)	19	19	24
Revenue	$5,262	$58,460	$111,556	$(47,834)	(42.9)%
Operating expenses	6,314	45,418	74,647	(22,915)	(30.7)%
Depreciation and amortization expense	1,567	14,599	20,763	(4,597)	(22.1)%
General and administrative expenses	626	11,608	11,712	522	4.5%
Operating income (loss)	$(3,245)	$(13,165)	$4,434	$(20,844)	n/m
Total Company:
Revenue	$32,442	$303,206	$900,251	$(564,603)	(62.7)%
Operating expenses	29,675	271,988	543,236	(241,573)	(44.5)%
Asset impairment	—	—	199,508	(199,508)	n/m
Depreciation and amortization expense	4,534	126,963	170,898	(39,401)	(23.1)%
General and administrative expenses	7,120	79,884	75,108	11,896	15.8%
Operating loss	(8,887)	(175,629)	(88,499)	(96,017)	108.5%
Interest expense	(7,939)	(61,173)	(99,142)	30,030	(30.3)%
Loss on extinguishment of debt	—	(1,884)	(19,925)	18,041	n/m
Reorganization items, net	(1,330)	(357,050)	—	(358,380)	n/m
Other, net	(4,785)	284	(39)	(4,462)	n/m
Loss before income taxes	(22,941)	(595,452)	(207,605)	(410,788)	197.9%
Income tax provision	(728)	(7,042)	(8,505)	735	(8.6)%
Net loss	$(23,669)	$(602,494)	$(216,110)	$(410,053)	189.7%

HERCULES OFFSHORE, INC. AND SUBSIDIARIES QUARTERLY SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Period from November 6, 2015 to December 31, 2015 (Successor)
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	159	495	32.1%	$62,006	$18,113
International Offshore	220	440	50.0%	78,732	32,716
International Liftboats	298	990	30.1%	17,658	6,378

	Period from October 1, 2015 to November 6, 2015 (Predecessor)
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	164	333	49.2%	$63,091	$16,240
International Offshore	147	296	49.7%	84,313	44,767
International Liftboats	244	666	36.6%	19,643	5,659

	Three Months Ended December 31, 2014 (Predecessor)
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	850	1,329	64.0%	$106,166	$44,623
International Offshore	490	736	66.6%	131,849	73,387
International Liftboats	859	2,116	40.6%	27,733	7,630
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate.

HERCULES OFFSHORE, INC. AND SUBSIDIARIES ANNUAL SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Period from November 6, 2015 to December 31, 2015 (Successor)
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	159	495	32.1%	$62,006	$18,113
International Offshore	220	440	50.0%	78,732	32,716
International Liftboats	298	990	30.1%	17,658	6,378

	Period from January 1, 2015 to November 6, 2015 (Predecessor)
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,497	2,867	52.2%	$87,714	$33,233
International Offshore	1,221	2,480	49.2%	92,906	52,940
International Liftboats	2,776	6,686	41.5%	21,059	6,793

	Twelve Months Ended December 31, 2014 (Predecessor)
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	4,624	6,243	74.1%	$107,528	$41,871
International Offshore	2,025	2,875	70.4%	143,944	72,066
International Liftboats	4,332	8,395	51.6%	25,752	8,892
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful information. Non-GAAP financial measures we may present from time to time are revenue, operating income, income from continuing operations, net income or diluted earnings per share excluding certain charges or amounts. These adjusted amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the periods January 1, 2015 to November 6, 2015, October 1, 2015 to November 6, 2015 and November 6, 2015 to December 31, 2015 and the three and twelve months ended December 31, 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following tables:

	Successor		Predecessor
	Period from November 6, 2015 to December 31, 2015		Period from October 1, 2015 to November 6, 2015		Three Months Ended December 31, 2014
Operating Loss:
GAAP Operating Loss	$(8,887)		$(16,954)		$(125,322)
Adjustment	—		2,890	(b)	117,001	(d)
Non-GAAP Operating Loss	$(8,887)		$(14,064)		$(8,321)
Other Expense:
GAAP Other Expense	$(14,054)		$(342,728)		$(25,213)
Adjustment	1,330	(a)	342,741	(c)	—
Non-GAAP Other Expense	$(12,724)		$13		$(25,213)
Provision for Income Taxes:
GAAP Provision for Income Taxes	$(728)		$(2,096)		$(3,584)
Tax Adjustment	—		—		—
Non-GAAP Provision for Income Taxes	$(728)		$(2,096)		$(3,584)
Net Loss:
GAAP Net Loss	$(23,669)		$(361,778)		$(154,119)
Total Adjustment	1,330		345,631		117,001
Non-GAAP Net Loss	$(22,339)		$(16,147)		$(37,118)
Diluted Loss per Share:
GAAP Diluted Loss per Share	$(1.18)		$(2.24)		$(0.96)
Adjustment per Share	0.06		2.14		0.73
Non-GAAP Diluted Loss per Share	$(1.12)		$(0.10)		$(0.23)
 _____________________________

(a)	This amount represents a $1.3 million charge for reorganization items related to professional fees.

(b)	This amount represents an $8.1 million charge for stock-based compensation due to bankruptcy and a $5.2 million gain on settlement of a contractual dispute.

(c)
This amount represents a $342.7 million charge for reorganization items which includes a $1.0 billion non-cash net loss due to fresh start accounting adjustments, a $686.6 million non-cash gain on settlement of liabilities subject to compromise (debt forgiveness) and a $10.0 million charge for other reorganization items related to professional fees.

(d)	This amount represents a $117.0 million non-cash impairment charge of property and equipment.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(Unaudited)
(In thousands, except per share data)

	Successor		Predecessor
	Period from November 6, 2015 to December 31, 2015		Period from January 1, 2015 to November 6, 2015		Twelve Months Ended December 31, 2014
Operating Income (Loss):
GAAP Operating Loss	$(8,887)		$(175,629)		$(88,499)
Adjustment	—		25,333	(b)	176,888	(d)
Non-GAAP Operating Income (Loss)	$(8,887)		$(150,296)		$88,389
Other Expense:
GAAP Other Expense	$(14,054)		$(419,823)		$(119,106)
Adjustment	1,330	(a)	358,934	(c)	19,925	(e)
Non-GAAP Other Expense	$(12,724)		$(60,889)		$(99,181)
Provision for Income Taxes:
GAAP Provision for Income Taxes	$(728)		$(7,042)		$(8,505)
Tax Adjustment	—		—		—
Non-GAAP Provision for Income Taxes	$(728)		$(7,042)		$(8,505)
Net Loss:
GAAP Net Loss	$(23,669)		$(602,494)		$(216,110)
Total Adjustment	1,330		384,267		196,813
Non-GAAP Net Loss	$(22,339)		$(218,227)		$(19,297)
Diluted Loss per Share:
GAAP Diluted Loss per Share	$(1.18)		$(3.73)		$(1.35)
Adjustment per Share	0.06		2.38		1.23
Non-GAAP Diluted Loss per Share	$(1.12)		$(1.35)		$(0.12)
 _____________________________

(a)	This amount represents a $1.3 million charge for reorganization items related to professional fees.

(b)
This amount represents $18.9 million of costs related to pre-petition financing and restructuring activities, an $8.1 million charge for stock-based compensation due to bankruptcy, a $5.2 million gain on settlement of a contractual dispute and a $3.6 million net loss on the sale of assets, including six cold stacked drilling rigs.

(c)
This amount represents a $357.1 million charge for reorganization items which includes a $1.0 billion non-cash net loss due to fresh start accounting adjustments, a $686.6 million non-cash gain on settlement of liabilities subject to compromise (debt forgiveness), an $11.5 million non-cash charge related to a write-off of unamortized debt issuance costs and a $12.8 million charge for other reorganization items related to professional fees. Additionally, this amount includes a $1.9 million charge related to the termination of the Predecessor Credit Facility.

(d)	This amount represents a $199.5 million non-cash impairment charge of property and equipment and a $22.6 million net gain on the sale of cold stacked drilling rigs.

(e)	This amount represents a charge of $19.9 million related to retirement of our 7.125% senior secured notes and issuance of our 6.75% senior notes.